Exhibit 99.1
Envista Reports Fourth Quarter 2025 Results

BREA, Calif., February 5, 2026 /PRNewswire/ -- Envista Holdings Corporation (NYSE: NVST) today announced results for the quarter ended December 31, 2025.

“With our disciplined focus on Growth, Operations, and People, Q4 2025 marked another quarter of continued progress for Envista,” said Paul Keel, CEO. “We delivered 10.8% core revenue growth and 22% adjusted EBITDA growth in Q425, and 6.5% core revenue growth and 26% EBITDA growth for the full-year 2025. In the process, we posted positive growth in all major businesses and geographies, made broad-based improvements in employee development and engagement, and returned $166 million to shareholders through share repurchases. Congratulations to our teams around the world for making all this progress possible.”

Financial Highlights:
■Q4 2025 highlights
•Sales were $751 million, with core sales growth of 10.8% over the fourth quarter of 2024.
•GAAP diluted EPS of $0.20 and adjusted diluted EPS of $0.38 (+58% year-on-year)
•GAAP Net Income was $33 million and adjusted EBITDA was $111 million (+22% year-on-year), with an adjusted EBITDA margin of 14.8% (+90 bps year-on-year)
■FY 2025 highlights:
•Sales were $2,719 million, with core sales growth of 6.5% over fiscal year 2024
•GAAP diluted EPS of $0.28 and adjusted diluted EPS of $1.19 (+63% year-on-year)
•GAAP Net Income was $47 million and adjusted EBITDA was $372 million (+26% year-on-year), with an adjusted EBITDA margin of 13.7% (+190 bps year-on-year)

2025 Business Highlights
■Growth: All major businesses and all major geographies delivered positive growth, supported by a 30% increase in customer training vs 2024. Double-digit increase in R&D investment to support continued innovation-led growth moving forward.
■Operations: Ongoing broad-based contributions from the Envista Business System (EBS), including Spark achieving positive operating margin in the second half of 2025, and Envista reducing company-wide G&A expense by 10% compared to 2024.
■People: Improved employee engagement scores with record participation in our annual employee survey. Donated over $2 million in cash and products in 2025 to communities in need through the Envista Smile Project.

Net Income, EBITDA, and EPS (in millions, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP Net Income (Loss)	$33	$1	$47	$(1,119)
Adjusted Net Income	$63	$41	$202	$127
Adjusted EBITDA	$111	$91	$372	$296
GAAP Diluted Earnings (Loss) Per Share	$0.20	$0.01	$0.28	$(6.50)
Adjusted Diluted Earnings Per Share	$0.38	$0.24	$1.19	$0.73

Cash Flow:

Operating cash flow for the fourth quarter of 2025 was $108 million and free cash flow was $92 million, compared to $132 million and $124 million in the fourth quarter of 2024, respectively.

Operating cash flow for the full year of 2025 was $276 million and free cash flow was $231 million, compared to $337 million and $303 million in the full year of 2024, respectively.

Free cash conversion for the full year of 2025 was 114%.

Share Repurchases:
During the quarter ended December 31, 2025, we repurchased 1.2 million shares for approximately $24 million. During the twelve months ended December 31, 2025, we repurchased 9.2 million shares for approximately $166 million, at an average price of approximately $18.06. At the end of the year, we had approximately $84 million remaining repurchase capacity under our stock repurchase program.

Outlook:

We are providing the following guidance for the full year 2026:

2026 Guidance
Core Sales Growth	2% to 4%
Adjusted EBITDA Growth	7% to 13%
Adjusted Diluted Earnings Per Share	$1.35 to $1.45
Free Cash Conversion	~100%

Please note, we do not provide forward-looking estimates on a GAAP basis as certain information is not available and cannot be reasonably estimated.

We will discuss our quarterly results and provide details on our outlook for 2026 during an investor conference call on February 5, 2026, starting at 2:00 P.M. PT. The call and an accompanying slide presentation will be webcast on the "Investors" section of our website,www.envistaco.com, under the subheading "Events & Presentations." A replay of the webcast will be available in the same section of our website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 800-836-8184 within the U.S. or +1 646-357-8785 outside the U.S. a few minutes before 2:00 PM PT and referencing conference ID #54406. A replay of the conference call will be available shortly after the conclusion of the call. You can access the replay dial-in information on the "Investors" section of our website under the subheading "Events & Presentations." Presentation materials relating to our results have been posted to the "Investors" section of our website under the subheading "Quarterly Earnings."

ABOUT ENVISTA

Envista is a global leader in the dental industry, uniting more than 30 trusted brands—including DEXIS, Kerr, Nobel Biocare, and Ormco—under one mission: partnering with dental professionals to improve patients’ lives. With a heritage of category-defining innovation, our brands have shaped modern dentistry: Nobel Biocare introduced the first dental implant, Ormco is a pioneer in both traditional and digital orthodontics, DEXIS has long been at the forefront of 2D, 3D and intraoral imaging, and Kerr has supported clinicians for over 135 years. Our high-performing culture is underpinned by our CIRCLe Values and the Envista Business System. Guided by these, we deliver a comprehensive portfolio of technologies, consumables, and services that empower clinicians to provide confident, efficient care—today and for the future. Learn more at http://envistaco.com.

NON-GAAP MEASURES

All "Adjusted" amounts including core sales growth and free cash flow are non-GAAP items. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these non-GAAP measures are included in the attached supplemental schedules. We do not reconcile forward looking non-GAAP measures to the comparable GAAP measures because of the inherent difficulty in predicting and estimating the future impact and timing of currency translation, acquisitions, discontinued products, and any other potential adjustments which would be reflected in any forecasted GAAP measure.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the conditions in the U.S. and global economy, the impact of inflation and increasing interest rates, slower economic growth or recession, international economic, political, legal, compliance and business factors, the markets served by us and the financial markets, the impact of our debt obligations on our operations and liquidity, developments and uncertainties in trade policies and regulations including tariffs or other impositions on imported goods, contractions or growth rates and cyclicality of markets we serve, risks relating to product manufacturing, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, disruptions relating to war, terrorism, climate change, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events, security breaches or other disruptions of our information technology systems or violations of data privacy laws, security breaches or other disruptions affecting our external information technology contractors, vendors or other service providers, fluctuations in inventory of our distributors and customers, loss of a key distributor, our relationships with and the performance of our channel partners, competition, our ability to develop and successfully market new products and services, our ability to attract, develop and retain our key personnel, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, penalties associated with any off-label marketing of our products, modifications to our products that require new marketing clearances or authorizations, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, our ability to adequately protect our intellectual property, the impact of our restructuring activities on our ability to grow, risks relating to impairment charges for our goodwill and intangible assets, changes in accounting standards and subjective assumptions, estimates and judgment by management, currency exchange rates, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, the impact of regulation on demand for our products and services, and labor matters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for fiscal year 2024 and our Quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Jim Gustafson
Vice President, Investor Relations
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, CA 92821
IR@envistaco.com

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
($ and shares in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Sales	$750.6	$652.9	$2,719.5	$2,510.6
Cost of sales	340.0	280.4	1,232.8	1,137.9
Gross profit	410.6	372.5	1,486.7	1,372.7
Operating expenses:
Selling, general and administrative	305.2	299.7	1,156.6	1,158.0
Research and development	32.1	26.7	114.0	99.1
Goodwill and intangible asset impairment	—	—	—	1,153.8
Operating profit (loss)	73.3	46.1	216.1	(1,038.2)
Nonoperating (expense) income:
Other (expense) income, net	(5.4)	0.3	(2.3)	(0.1)
Interest expense, net	(10.3)	(9.9)	(36.6)	(46.4)
Income (loss) before income taxes	57.6	36.5	177.2	(1,084.7)
Income tax expense	24.7	35.3	130.2	33.9
Net income (loss)	$32.9	$1.2	$47.0	$(1,118.6)
Earnings (loss) per share:
Earnings (loss) - basic	$0.20	$0.01	$0.28	$(6.50)
Earnings (loss) - diluted	$0.20	$0.01	$0.28	$(6.50)

Average common stock and common equivalent shares outstanding:
Basic	164.4	172.5	168.0	172.2
Diluted	166.0	173.7	169.2	172.2

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
($ in millions, except share amounts)

	As of
	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,211.7	$1,069.1
Trade accounts receivable, less allowance for credit losses of $22.5 and $26.6, respectively	429.6	363.0
Inventories, net	288.1	241.0
Prepaid expenses and other current assets	97.2	115.2
Total current assets	2,026.6	1,788.3
Property, plant and equipment, net	296.8	277.0
Operating lease right-of-use assets	142.1	142.8
Other long-term assets	228.1	230.6
Goodwill	2,358.2	2,261.9
Other intangible assets, net	627.2	649.9
Total assets	$5,679.0	$5,350.5
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$—	$116.0
Trade accounts payable	191.6	174.6
Accrued expenses and other liabilities	622.0	553.6
Operating lease liabilities	39.0	34.5
Total current liabilities	852.6	878.7
Operating lease liabilities	110.4	118.9
Other long-term liabilities	161.4	139.8
Long-term debt	1,448.3	1,278.3
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 15.0 million shares authorized; no shares issued or outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value, 500.0 million shares authorized; 175.4 million shares issued and 163.8 million shares outstanding at December 31, 2025; 174.2 million shares issued and 172.2 million shares outstanding at December 31, 2024	1.8	1.7
Treasury stock at cost; 11.6 million shares and 2.0 million shares at December 31, 2025 and December 31, 2024, respectively	(224.5)	(50.5)
Additional paid-in capital	3,882.6	3,842.1
Accumulated deficit	(440.4)	(487.4)
Accumulated other comprehensive loss	(113.2)	(371.1)
Total stockholders’ equity	3,106.3	2,934.8
Total liabilities and stockholders’ equity	$5,679.0	$5,350.5

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
($ in millions)

	Year Ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net income (loss)	$47.0	$(1,118.6)	$(100.2)
Noncash items:
Depreciation	40.1	40.8	36.0
Amortization	75.9	82.3	99.6
Allowance for credit losses	9.5	17.9	7.1
Stock-based compensation expense	37.6	35.3	30.7
Gain on investments in rabbi trust, net	(3.8)	(0.7)	—
Loss (gain) on equity investments, net	6.2	1.1	(3.6)
Loss (gain) on sale of property, plant and equipment	1.8	2.8	(5.4)
Restructuring charges	—	—	1.3
Goodwill and intangible asset impairments	—	1,153.8	258.3
Fixed assets impairments and other charges	2.2	17.1	0.2
Non-cash operating lease costs	34.7	31.4	27.0
Inducement expense related to exchange of convertible notes	—	—	28.5
Amortization of debt discount and issuance costs	4.2	4.9	4.6
Deferred income taxes	11.4	(29.0)	(37.0)
Change in trade accounts receivable	(48.5)	10.0	(17.0)
Change in inventories	(29.1)	3.6	35.1
Change in trade accounts payable	7.5	(1.2)	(46.3)
Change in prepaid expenses and other assets	7.7	(6.7)	3.3
Change in accrued expenses and other liabilities	116.0	134.5	(12.0)
Change in operating lease liabilities	(44.7)	(42.8)	(34.5)
Net cash provided by operating activities	275.7	336.5	275.7
Cash flows from investing activities:
Payments for additions to property, plant and equipment	(45.3)	(33.8)	(58.2)
Purchases of investments held in rabbi trust	(9.9)	(32.8)	—
Proceeds from sale of investments held in rabbi trust	10.4	9.3	—
Proceeds from sales of property, plant and equipment	0.5	0.1	6.1
Proceeds from sale of equity investment	—	0.4	10.7
All other investing activities, net	(6.8)	2.2	(21.0)
Net cash used in investing activities	(51.1)	(54.6)	(62.4)
Cash flows from financing activities:

Proceeds from stock option exercises	2.8	2.4	11.3
Cash paid for treasury stock	(166.6)	—	—
Tax withholding payment related to net settlement of equity awards	(6.2)	(5.3)	(7.9)
Proceeds from issuance of convertible notes due 2028	—	—	500.2
Debt issuance costs related to issuance of convertible notes due 2028	—	—	(13.8)
Principal paid related to exchange of convertible notes due 2025	(116.3)	—	(401.2)
Proceeds from borrowings	—	—	323.5
Repayment of borrowings	—	(100.0)	(288.8)
Proceeds from revolving line of credit	115.4	—	—
Debt issuance costs related to other borrowings	—	—	(4.5)
All other financing activities	—	(0.8)	0.1
Net cash (used in) provided by financing activities	(170.9)	(103.7)	118.9
Effect of exchange rate changes on cash and cash equivalents	88.9	(49.1)	0.9
Net change in cash and cash equivalents	142.6	129.1	333.1
Beginning balance of cash and cash equivalents	1,069.1	940.0	606.9
Ending balance of cash and cash equivalents	$1,211.7	$1,069.1	$940.0

ENVISTA HOLDINGS CORPORATION
SUMMARY OF FINANCIAL METRICS (Unaudited)
($ in millions, except per share amounts)

	GAAP
	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Gross Profit	$410.6	$372.5	$1,486.7	$1,372.7
Operating Profit (Loss)	$73.3	$46.1	$216.1	$(1,038.2)
Net Income (Loss)	$32.9	$1.2	$47.0	$(1,118.6)
Diluted Earnings (Loss) Per Share	$0.20	$0.01	$0.28	$(6.50)
Operating Cash Flow	$108.0	$132.4	$275.7	$336.5

	NON-GAAP *
	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Adjusted Gross Profit	$413.1	$373.3	$1,498.3	$1,391.6
Adjusted Operating Profit	$100.4	$81.5	$327.7	$254.3
Adjusted Net Income	$63.2	$41.1	$202.1	$126.5
Adjusted Diluted EPS	$0.38	$0.24	$1.19	$0.73
Adjusted EBITDA	$111.3	$91.0	$371.7	$296.1
Free Cash Flow	$91.7	$123.9	$230.9	$302.8

* For information on non-GAAP measures see "Reconciliation of GAAP to Non-GAAP Financial Measures" below. Also see the accompanying "Notes to Reconciliation of GAAP to Non-GAAP Financial Measures."

ENVISTA HOLDINGS CORPORATION
SEGMENT INFORMATION (Unaudited)
($ in millions)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Sales
Specialty Products & Technologies	$475.9	$410.9	$1,752.8	$1,616.4
Equipment & Consumables	274.7	242.0	966.7	894.2
Total	$750.6	$652.9	$2,719.5	$2,510.6

Operating Profit (Loss)
Specialty Products & Technologies	$60.2	$27.4	$191.2	$89.9
Equipment & Consumables	48.5	51.6	158.0	152.3
Other	(35.4)	(32.9)	(133.1)	(1,280.4)
Total	$73.3	$46.1	$216.1	$(1,038.2)

Operating Margins
Specialty Products & Technologies	12.6%	6.7%	10.9%	5.6%
Equipment & Consumables	17.7%	21.3%	16.3%	17.0%
Total	9.8%	7.1%	7.9%	(41.4)%

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ and shares in millions, except per share amounts)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Gross Profit	$410.6	$372.5	$1,486.7	$1,372.7
Restructuring costs and asset impairments B	2.5	0.8	9.6	18.9
Fair value adjustment of acquisition-related inventory C	—	—	2.0	—
Adjusted Gross Profit	$413.1	373.3	$1,498.3	$1,391.6

Gross Margin (Gross Profit / Sales)	54.7%	57.1%	54.7%	54.7%
Adjusted Gross Margin (Adjusted Gross Profit / Sales)	55.0%	57.2%	55.1%	55.4%

Adjusted Operating Profit

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Consolidated
Operating Profit (Loss)	$73.3	$46.1	$216.1	$(1,038.2)
Amortization of acquisition-related and other intangible assets	19.0	18.6	75.9	82.3
Goodwill and intangible asset impairments A	—	—	—	1,153.8
Restructuring costs and asset impairments B	8.1	15.0	32.5	49.9
Fair value adjustment of acquisition-related inventory C	—	—	2.0	—
Litigation settlement D	—	1.8	0.8	6.5
Acquisition-related expenses F	—	—	0.4	—
Adjusted Operating Profit	$100.4	$81.5	$327.7	$254.3
Adjusted Operating Profit as a % of Sales	13.4%	12.5%	12.1%	10.1%

Specialty Products & Technologies
Operating Profit	$60.2	$27.4	$191.2	$89.9
Amortization of acquisition-related and other intangible assets	15.0	14.3	59.5	57.4
Restructuring costs and asset impairments B	1.8	5.7	9.6	26.8
Adjusted Operating Profit	$77.0	$47.4	$260.3	$174.1
Adjusted Operating Profit as a % of Sales	16.2%	11.5%	14.9%	10.8%

Equipment & Consumables
Operating Profit	$48.5	$51.6	$158.0	$152.3
Amortization of acquisition-related and other intangible assets	4.0	4.3	16.4	24.9
Restructuring costs and asset impairments B	2.7	3.2	8.6	7.4
Litigation settlement D	—	1.8	0.8	1.8
Adjusted Operating Profit	$55.2	$60.9	$183.8	$186.4
Adjusted Operating Profit as a % of Sales	20.1%	25.2%	19.0%	20.8%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted Net Income

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Income (Loss)	$32.9	$1.2	$47.0	$(1,118.6)
Amortization of acquisition-related and other intangible assets	19.0	18.6	75.9	82.3
Goodwill and intangible asset impairments A	—	—	—	1,153.8
Restructuring costs and asset impairments B	8.1	15.0	32.5	49.9
Fair value adjustment of acquisition-related inventory C	—	—	2.0	—
Litigation settlement D	—	1.8	0.8	6.5
Loss on equity investments, net E	6.2	—	6.2	1.1
Acquisition-related expenses F	—	—	0.4	—
Tax effect of adjustments reflected above G	(6.8)	(23.5)	(27.1)	(77.3)
Discrete tax adjustments and other tax-related adjustments H	3.8	28.0	64.4	28.8
Adjusted Net Income	$63.2	$41.1	$202.1	$126.5

Adjusted Diluted Earnings Per Share

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Diluted Earnings (Loss)	$0.20	$0.01	$0.28	$(6.50)
Amortization of acquisition-related and other intangible assets	0.11	0.11	0.45	0.48
Goodwill and intangible asset impairments A	—	—	—	6.66
Restructuring costs and asset impairments B	0.05	0.09	0.19	0.29
Fair value adjustment of acquisition-related inventory C	—	—	0.01	—
Litigation settlement D	—	0.01	—	0.04
Loss on equity investments, net E	0.04	—	0.04	0.01
Acquisition-related expenses F	—	—	—	—
Tax effect of adjustments reflected above G	(0.04)	(0.14)	(0.16)	(0.45)
Discrete tax adjustments and other tax-related adjustments H	0.02	0.16	0.38	0.17
Net (loss) to adjusted net income share adjustment I	—	—	—	0.03
Adjusted Diluted Earnings Per Share	$0.38	$0.24	$1.19	$0.73

Adjusted Diluted Shares Outstanding

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Average common stock shares outstanding - basic	164.4	172.5	168.0	172.2
Assumed exercise of dilutive options, vesting of dilutive restricted stock and performance stock units and assumed conversion of 2025 Convertible Notes I	1.6	1.2	1.2	1.0
Average common stock and common equivalent shares outstanding - diluted	166.0	173.7	169.2	173.2

Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Income (Loss)	$32.9	$1.2	$47.0	$(1,118.6)
Interest expense, net	10.3	9.9	36.6	46.4
Income tax expense	24.7	35.3	130.2	33.9
Depreciation	10.1	9.2	40.1	40.8
Amortization of acquisition-related and other intangible assets	19.0	18.6	75.9	82.3
Goodwill and intangible asset impairments A	—	—	—	1,153.8
Restructuring costs and asset impairments B	8.1	15.0	32.5	49.9
Fair value adjustment of acquisition-related inventory C	—	—	2.0	—
Litigation settlement D	—	1.8	0.8	6.5
Loss on equity investments, net E	6.2	—	6.2	1.1
Acquisition-related expenses F	—	—	0.4	—
Adjusted EBITDA	$111.3	$91.0	$371.7	$296.1
Adjusted EBITDA as a % of Sales	14.8%	13.9%	13.7%	11.8%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

Core Sales Growth 1

Consolidated	% Change Three Month Period Ended December 31, 2025 vs. Comparable 2024 Period	% Change twelve Month Period Ended December 31, 2025 vs. Comparable 2024 Period
Total sales growth	15.0%	8.3%
Plus the impact of:
Acquisitions	(0.3)%	(0.2)%
Currency exchange rates	(3.9)%	(1.6)%
Core sales growth	10.8%	6.5%

Specialty Products & Technologies
Total sales growth	15.8%	8.4%
Plus the impact of:
Acquisitions	(0.5)%	(0.3)%
Currency exchange rates	(4.4)%	(1.8)%
Core sales growth	10.9%	6.3%

Equipment & Consumables
Total sales growth	13.5%	8.1%
Plus the impact of:
Currency exchange rates	(2.8)%	(1.2)%
Core sales growth	10.7%	6.9%

1 We use the term “core sales” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisitions”), (2) sales from discontinued products and (3) the impact of currency translation. Sales from discontinued products includes major brands or products that Envista has made the decision to discontinue as part of a portfolio restructuring. Discontinued brands or products consist of those which Envista (1) is no longer manufacturing, (2) is no longer investing in the research or development of, and (3) expects to discontinue all significant sales within one year from the decision date to discontinue. The portion of sales attributable to discontinued brands or products is calculated as the net decline of the applicable discontinued brand or product from period-to-period. The portion of GAAP revenue attributable to currency exchange rates is calculated as the difference between (a) the period-to-period change in sales and (b) the period-to-period change in sales after applying current period foreign exchange rates to the prior year period. We use the term “core sales growth” to refer to the measure of comparing current period core sales with the corresponding period of the prior year.

Reconciliation of Operating Cash Flows to Free Cash Flow

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Operating Cash Provided by Operating Activities	$108.0	$132.4	$275.7	$336.5
Less: payments for additions to property, plant and equipment (capital expenditures)	(16.3)	(8.6)	(45.3)	(33.8)
Plus: proceeds from sales of property, plant and equipment	—	0.1	0.5	0.1
Free Cash Flow (FCF)	$91.7	$123.9	$230.9	$302.8
FCF to Adjusted Net Income Conversion Ratio	145%	301%	114%	239%
See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

A Represents impairment charge related to goodwill and certain intangible assets.

B We exclude impairment of certain long-lived assets, executive transition costs, and cost incurred pursuant to discrete restructuring plans.

C Represents the fair value adjustment related to inventory acquired in connection with acquisitions.

D Represents the settlement of certain litigation matters.

E Represents losses on equity investments.

F Represents acquisition-related transaction expenses and integration costs with respect to business combinations.

G This line item represents the aggregate tax effect of all pretax adjustments reflected in the preceding line items of the table using each adjustment's applicable tax rate, including the effect of interim tax accounting requirements of Accounting Standards Codification Topic 740 Income Taxes.

H Discrete tax matters primarily relate to excess tax benefits from stock-based compensation, changes in estimates associated with prior period uncertain tax positions and audit settlements, tax benefits resulting from a change in law, changes in determination of realization of certain deferred tax assets and tax expense related to the restructuring of certain intercompany loans.

I The Company was in a net loss position for the year ended December 31, 2024, therefore no shares reserved for issuance upon exercise of stock options, vesting of restricted stock and performance stock units or assumed conversion of the convertible senior notes due 2025 were included in the computation of diluted loss per share as their inclusion would have been anti-dilutive. However, given that the adjustments noted in footnotes A-H resulted in adjusted net income for the year ended December 31, 2024, the dilutive impact of stock options, restricted stock and performance stock units and assumed conversion of the convertible senior notes due 2025 are being included to arrive at adjusted diluted shares outstanding.

Statement Regarding Non-GAAP Measures

Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Envista Holdings Corporation's (“Envista” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•with respect to Core Sales, identify underlying growth trends in Envista’s business and compare Envista’s revenue performance with prior and future periods and to Envista’s peers;

•with respect to Adjusted Gross Profit, Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, understand the long-term profitability trends of Envista’s business and compare Envista’s profitability to prior and future periods and to Envista’s peers;

•with respect to Adjusted EBITDA, help investors understand operational factors associated with Envista’s financial performance because it excludes the following from consideration: interest, taxes, depreciation, amortization, and infrequent or unusual losses or gains such as goodwill impairment charges or nonrecurring and restructuring charges. Management uses Adjusted EBITDA, as a supplemental measure for assessing operating performance in conjunction with related GAAP amounts. In addition, Adjusted EBITDA is used in connection with operating decisions, strategic planning, annual budgeting, evaluating Company performance and comparing operating results with historical periods and with industry peer companies; and

•with respect to Free Cash Flow (the “FCF Measure”), understand Envista’s ability to generate cash without external financings, in order to invest and grow its business through acquisitions and other strategic opportunities. A limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire Free Cash Flow amount is not necessarily available for discretionary expenditures.

Management uses these non-GAAP measures to evaluate the Company’s operating and financial performance.

The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•With respect to Adjusted Gross Profit, Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted EBITDA:

◦We exclude amortization of acquisition-related and other intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦With respect to the other items excluded from Adjusted Gross Profit, Adjusted Net Income, Adjusted Operating Profit, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Envista's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•With respect to core sales, we exclude (1) the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult, (2) sales from discontinued products because discontinued products do not have a continuing contribution to operations and management believes that excluding such items provides investors with a means of evaluating our on-going operations and facilitates comparisons to our peers, and (3) the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends.

•With respect to the FCF Measure, we adjust for payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to arrive at the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.